Exhibit 99.1

FOR IMMEDIATE RELEASE

DAYSTAR TECHNOLOGIES EXPANDS OPERATIONS TO

ACCELERATE COMMERCIAL PRODUCTION TIMELINE

New Equipment Development Group to Focus on Manufacturing Tools for

Next Generation Photovoltaic Foil™ Production Lines

Halfmoon, NY – (PR Newswire) – March 14, 2006 – DayStar Technologies, Inc. (NASDAQ: DSTI), a developer and manufacturer of innovative Photovoltaic Foil™ products, today announced expansion of its operations through the creation of a new operating division, the Equipment Development Group, and that it has leased an existing 50,000 square foot facility in Santa Clara, California to house the division.

The expansion initiative is driven by DayStar’s strategy to accelerate and better control the development of its proprietary Gen III™ roll-to-roll continuous production platform, and in response to the growing demand for its unique array of products. This initiative is in keeping with the Company’s planned incremental build-out of multi-generation production capabilities. DayStar presently occupies 23,500 square feet of office and manufacturing space in Halfmoon, New York. This facility houses their Gen I and Gen II production lines, which are designed with limited production capacity. The new Gen III™ manufacturing line will be housed in a larger New York facility, planned for occupation in 2007 at the Saratoga Technology + Energy Park (STEP), and will significantly expand the Company’s production capacity to address commercial market demand more rapidly.

The web-based roll-to-roll deposition systems required for DayStar’s Gen III™ Photovoltaic Foil™ are highly specialized, custom tools available from only a few commercial vendors quoting long lead times and high costs. The challenges of working with these select equipment manufacturers, all located in Europe and Japan, have led DayStar to vertically integrate its internal expertise to include production tool manufacturing. The solar cell finishing equipment required for Gen III™ can be sourced through more traditional OEM channels and will be combined with the tools designed and built by the new Equipment Development Group to complete the expanded factory capabilities in New York.

According to Dr. John Tuttle, Chairman and Chief Executive Officer of DayStar, “Locating our new Equipment Development Group in the heart of Silicon Valley gives us immediate access to very specialized resources, highly trained personnel, control of our development speed, capture of intellectual property, and the cost savings necessary to secure DayStar’s competitive advantage with our next generation production lines.” Tuttle added, “Likewise, the experience we will gain in relocating this production equipment to our New York solar cell manufacturing facilities will be invaluable as we look towards replicating lines in the future.”

The Equipment Development Group facility is leased from Coronado Stender Assoc., LLC and begins June 1, 2006, and runs through August 31, 2010.

About DayStar Technologies, Inc.

DayStar Technologies, Inc. is an emerging leader in low cost, high efficiency Photovoltaic Foil™ that converts sunlight into energy. The Company manufactures CIGS solar cells, which are deposited on flexible metal foils using production processes adapted from computer component manufacturing. As an alternative to wafer-silicon solar cells, DayStar believes the unique combination of its CIGS solar cell design coupled with proprietary manufacturing processes on flexible metal substrates could substantially lower costs and remove deployment barriers currently limiting large adoption of solar energy. For more information on the Company, please visit http://www.daystartech.com.

SAFE HARBOR STATEMENT: This news release contains “forward-looking statements” that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. “Forward-looking statements” describe future expectations, plans, results, or strategies and are generally preceded by words such as “future, “ “plan” or “planned, “ “will” or “should,” “expected,” “anticipates,” “draft,” “eventually” or “projected.” You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including risks that our products may not achieve customer acceptance or that they will not perform as expected, and other risks identified in our annual report on Form 10-K and other filings with the SEC. You should consider these factors in evaluating the forward-looking statements included herein, and not place undue reliance on such statements. The forward-looking statements are made as of the date hereof and DayStar Technologies Inc. undertakes no obligation to update such statements.

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